LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter the "Lease") is made and entered into as of the 6th day of October, 1999, by and between A. Blaine Smith, whose address is 522 South 500 West, Provo, Utah (hereinafter "landlord") and the Great Western Mint, Inc. , whose address is 975 North 1430 West, Orem, Utah 84057 (hereinafter "Tenant").

                              W I T N E S S E T H:

         In consideration of the rents, covenants and agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

                               ARTICLE I: PREMISES

         Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord that certain real property located in Utah County, State of Utah and more particularly described as 975 North 1430 West, Orem, Utah 84057 (hereinafter the "Property"), which consists of approximately 6,000 square feet together with all buildings and other improvements now or hereafter located thereon and affixed thereto (hereinafter collectively "improvements"), (not including any of Tenant's machinery and equipment) and any and all privileges, easements, and appurtenances belonging thereto or granted herein. The Property and the Improvements are hereinafter collectively referred to as the "Premises'.

                    ARTICLE II: LEASE TERM AND COMMENCEMENT

         2.1 TERM OF LEASE. This Lease shall be for a term of thirty-six (36) months commencing on November 1, 1999 or upon completion of tenant improvements, (hereinafter the "Commencement Date") unless sooner terminated pursuant to the terms, covenants and conditions of this Lease or pursuant to law. If tenant improvements are not completed by the commencement date rent will be adjusted to date of occupancy.

         2.2 CONDITION OF PREMISES. When Landlord puts Tenant in possession of the Premises, the Premises shall be structurally sound and in broom clean condition and all plumbing, utility, electrical and HVAC systems shall be in good working condition. Tenant shall be entitled to conduct an inspection of the Premises upon any offer by Landlord to put Tenant in possession of the Premises in order to verify compliance with the provisions hereof.

         2.3 LEASE YEAR. The term "Lease Year" as used in this Lease shall mean a period of twelve (12) consecutive calendar months during the term of this Lease. The first Lease Year shall begin on the Commencement Date if the Commencement Date occurs on the first day of a calendar month; if not, the first Lease Year shall begin on the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall begin at the expiration of the immediately preceding Lease Year.

                                ARTICLE III: RENT

         3.1 PAYMENT OF MONTHLY BASE RENT. As Monthly Base Rent for the Premises, Tenant shall pay to Landlord, in advance on or before the first day of each calendar month during the term of this Lease, an amount equal to the "Monthly Base Rent" as defined in Section 3.2.

         3.2 MONTHLY BASE RENT. The "Monthly Base Rent" payable during each Lease Year shall be determined in accordance with the following:

                  (a)For the First Lease Year, the Monthly Base Rent shall be equal to Three Thousand Three Hundred Eight dollars and no/100 ($ 3,338.00.)

                  (b) As an inducement for Tenant to consummate this Lease Agreement, Tenant shall receive free rent during the second month of this Lease Agreement

         3.3 ANNUAL RENTAL INCREASES. The Monthly Base Rent shall be subject to annual increases beginning in the second year of the Lease term equal to three (3%) percent per year.

         3.4 OPTION TO RENEW LEASE AGREEMENT: Tenant shall have the option to renew this Lease Agreement for a period of three (3) additional years at the same terms herein and with the same annual rental increases set forth above.

                      ARTICLE IV: LATE CHARGES AND INTEREST

         If Tenant fails to pay any Monthly Base Rent when such Monthly Base Rent is due and payable in accordance with Article III of this Lease or if Tenant fails to pay any additional amounts or charges of any character which are payable under this Lease, Landlord, at Landlord's election, may assess and collect a late fee charge equal to five percent (5 %) of each payment of rent not received within ten (10) days from the date such rent payment is due.

         Furthermore, and in addition to any late charges payable pursuant to the provisions of this Article, to the extent that any payment of Monthly Base Rent or any other amount payable to Landlord by Tenant pursuant to any provision of this Lease is more than thirty (30) days past due, Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum on all such past due amounts.

                           ARTICLE V: SECURITY DEPOSIT

         Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum equal to one month's rent (hereinafter the "Security Deposit"). The Security Deposit shall be held by Landlord for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term of this Lease. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Monthly Base Rent, and any costs, expenses, and charges payable under the provisions of this Lease, Landlord may, but shall not be obligated to use, apply or retain all or a part of the Security Deposit for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount; and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by Tenant, the Security Deposit or any balance thereof shall be returned to Tenant or, at Landlord's option, to the last permitted assignee of Tenant's interest under this Lease within thirty (30) days of the expiration of the term of this Lease and after Tenant or Tenant's permitted assignee has vacated the Premises or within fifteen (15) days of receipt of Tenant's new mailing address, whichever is later. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of the Security Deposit or any accounting therefore.

                           ARTICLE VI: QUIET ENJOYMENT

         Landlord hereby covenants to Tenant that, subject to Tenant's compliance with the terms and provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the full possession and use of the Premises during the term of this Lease.

               ARTICLE VII: TAXES, ASSESSMENTS AND OTHER CHARGES

         7.1 REAL ESTATE TAXES, PROPERTY INSURANCE AND OTHER ASSESSMENTS. Tenant shall pay for all real estate taxes, property insurance and Common Area Charges (CAM charges) at the first of each month.

         7.2 RIGHT TO CONTEST TAXES. Tenant, at its sole cost, shall have the right to contest, in accordance with the provisions of the laws relating to such contests, any real estate taxes, assessments, or other charges against the promises and the failure of Tenant to pay such taxes, assessments, or charges shall not constitute a default by Tenant so long as Tenant complies with the provisions of this Section 7.2. Prior to initiating any contest or proceeding, Tenant shall give Landlord written notice of such contest, or proceeding and shall either deposit with Landlord, or furnish good and sufficient undertaking and sureties designating Landlord as the beneficiary thereof, in such amount as Landlord deems to be sufficient, considering the amount of such taxes, charges, assessments, any potential penalties and interest thereon, and any potential expenses that might be incurred by Landlord with respect thereto. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit such proceeding or contest to be brought in its name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.

                             ARTICLE VIII: UTILITIES

         Tenant shall be solely responsible for, and pay when due, all charges for water, gas, heat, light, power, telephone, and other utilities or services used by or supplied to Tenant or to the Promises, together with any taxes thereon, during the term of this Lease. These payments are to be made directly to the supplier or vendor.

                              ARTICLE IX: INSURANCE

         9.1 TENANT'S INSURANCE COVERAGE. Tenant shall, at all times during the term of this Lease, and at Tenant's own cost and expense, procure and continue in force the following insurance coverage:

                  (a) Comprehensive liability insurance with limits of not less than $ 1,000,000.00 per person and $ 1,000,000.00 per occurrence insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof, and property damage liability insurance with a limit of not less than $1,000,000.00 per accident or occurrence.

                  (b) Insurance covering any buildings and all improvements on the Premises, including Tenant's leasehold improvements and personal property in or upon the Premises in an amount not less than one hundred percent (100 %) of full replacement cost, providing protection against any peril generally included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief and a standard inflation guard endorsement. Tenant hereby assigns Landlord any and all proceeds payable with respect to such policies except to the extent such proceeds are payable with respect to any property that would remain the property of Tenant upon the termination of this Lease provided, however, that to the extent required pursuant to the provisions of Article MN, such proceeds will be applied to the repair and restoration of the Premises.

         9.2 INSURANCE POLICIES. The minimum limits of insurance policies as set forth in Section 9.1 shall in no event limit the liability of Tenant hereunder. The insurance policies shall name Landlord as an additional insured and shall be with companies having a rate of not less than an "A" company rating and a Financial Rating of Class VI in "Best's Insurance Reports." Tenant shall furnish from the insurance companies or cause the insurance companies to furnish to Landlord certificate of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of any coverage which Landlord may carry. Tenant shall at least twenty
(20) days prior to the expiration of such policies furnish Landlord with renewals or binders. If Tenant does not procure and maintain such insurance, Landlord may, but is not obligated to, procure such insurance on Tenant's behalf and all sums paid by Landlord shall bear interest at the rate of eighteen percent (18%) and shall be immediately due and payable. (Landlord shall give Tenant written notice prior to charging the 18% interest rate). Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Landlord as required by this Lease.

         9.3 WAIVER OF SUBROGATION. To the extent permitted under the insurance policies obtained by Landlord, if any, and Tenant, Landlord and Tenant each hereby waive any and all right of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage.

                           ARTICLE X: USE OF PREMISES

         10.1 USE. The Premises shall be used and occupied by Tenant solely for Warehouse and light manufacturing of coins and for no other purpose without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion.

         10.2 SUITABILITY. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the improvements or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Promises except as specifically provided in this Lease. The continued possession of the Premises by Tenant shall conclusively establish that the Premises and the improvements are at the date of possession in satisfactory condition. Landlord shall not be responsible for any unknown latent defects or deficiencies in the construction of the Premises or the Improvements or any improvements or fixtures therein. Tenant shall have the right to inspect the property and contact the builder if there are any concerns.

         10.3 PROHIBITED USES.

                  (a) Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will cause a cancellation of any insurance policy covering the Premises, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance unless Tenant provides additional insurance coverage extending protection to cover all risks associated with these articles.

                  (b) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted, promulgated or created. Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the use or occupancy of the Premises, including structural changes that relate to or affect the use

                  (c) Tenant shall comply with all requirements of any recorded restrictive covenants or bylaws of any association affecting the Premises.

                  (d) Tenant shall not permit smoking on the Premises at any time.

                      ARTICLE XI: MAINTENANCE AND REPAIRS

         11.1 TENANT MAINTENANCE AND REPAIRS. During the Term of the Lease, Tenant, at Tenant's expense, shall keep the Premises in good order and condition and shall maintain and shall make any and all repairs and replacements to the interior surfaces of the Premises (including, but not limited to, floor coverings, window coverings, and wall coverings), all windows and glass which are part of the Premises, all light fixtures, and all doors to the Premises. Tenant shall, at all times, and at Tenant's expense, keep the Premises in a neat, clean, and sanitary condition and shall comply with all valid federal, state, county and city laws and ordinances and all rules and regulations of any duly constituted authority, present or future, affecting or respecting the use or occupancy of the Premises by Tenant. Tenant, at Tenant's expense, shall also repair any structural damage to the Premises caused by Tenant, or Tenant's employees, agents, contractors, invitees licensees, customers, or clients.

         11.2 LANDLORD  MAINTENANCE  AND REPAIRS.  Subject to the  provisions of
Article XIV below, Landlord shall, during the Term of this Lease, maintain and make necessary structural repairs to the Premises not included as Tenant's responsibility pursuant to the provisions of Section 11.1, 14.3, and repairs to heating, ventilation or air conditioning equipment servicing the Promises; provided, however, that damage to such equipment caused by Tenant shall be repaired at Tenant's expense. Tenant shall promptly notify Landlord in writing of any condition requiring maintenance or repair and Tenant shall also IMMEDIATELY NOTIFY LANDLORD BY TELEPHONE IN THE CASE OF AN EMERGENCY. LANDLORD SHALL MAKE THE REPAIRS REQUIRED UNDER THIS SECTION IN A REASONABLE TIME, WITHIN FOURTEEN (14) WORKING DAYS, AFTER RECEIVING WRITTEN NOTICE BY TENANT. IF ONE OR ALL UTILITIES ARE SHUT DOWN FOR 24+ HOURS, LANDLORD SHALL HAVE RENT ABATED FOR THE TENANT PER DIEM.

                       ARTICLE XII: HAZARDOUS SUBSTANCES

         12.1 ENVIRONMENTAL COMPLIANCE. Tenant (a) shall at all times comply with, or cause to be complied with, any "Environmental Law" (hereinafter defined) governing the Premises or the use thereof by Tenant or any of Tenant's employees, agents, contractors, invitees, licensees, customers, or clients, (b) shall not use, store, generate, treat, transport, or dispose of, or permit any of Tenant's employees, agents, contractors, invitees, licensees, customers, or clients to use, store, generate, treat, transport, or dispose of, any "Hazardous Substance" (hereinafter defined) on the Premises without first obtaining Lessor's written approval, (c) shall promptly and completely respond to, and clean up, in accordance with applicable laws and regulations, any Release (as hereinafter defined) occurring on the Premises as a direct result of actions of Tenant or Tenant's employees or authorized agents; and (d) shall pay all costs incurred as a result of any failure by Tenant to comply with any Environmental law, which failure results in a Release or other change in the environmental state, condition, and quality of the Premises necessitating action under applicable Environmental Laws, including with limitation the costs of any Environmental Cleanup Work (hereinafter defined) and the preparation of any closure or other required plans (all of the foregoing obligations of Tenant under this Section 12.1 are hereinafter collectively (Tenant's Environmental Obligations). Landlord hereby releases and indemnifies Tenant from and against any and all claims, damages, or liabilities (including, without limitation, attorneys' fees and reasonable investigative and discovery cogs) resulting from the environmental condition or quality of the Premises prior to the Commencement date or from actions of Landlord or its agents or employees. The provisions of this Article XII shall survive the expiration or other termination of this Lease.

         12.2 DEFINITIONS. As used in this Lease (a) "Hazardous Substance" shall mean (1) any "hazardous waste", "hazardous substance", and any other hazardous, radioactive, reactive, flammable, infectious, solid wastes, toxic or dangerous substances or materials, or related materials, as defined in, regulated by, or which form the basis of liability now or hereafter under any Environmental law; (2) asbestos, (3) polychlorinated biphonyls (PCBs); (4) petroleum products or materials; (5) underground storage tanks, whether empty or filled or partially filled with any substance; (6) flammable explosives (7) any substance the presence of which on the Premises is or becomes prohibited by Environmental Law; (8) urea formaldehyde foam insulation; and (9) any substance which under Environmental Law requires special handling or notification in its use, collection, storage, treatment or disposal;
(b) "Environmental Cleanup Work" shall mean an obligation to perform work, cleanup, removal, repair, remediation, construction, alteration, demolition, renovation or installation in or in connection with the Premises in order to comply with any Environmental Law; (c) 'Environmental Law" shall mean any federal, state or local law, regulation, ordinance or order, whether currently existing or hereafter enacted, concerning the environmental state, condition or quality of the Premises or use, generation, transport, treatment, removal, or recovery of Hazardous Substances, including building materials, and including, but not limited to, the following: (1) the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), as amended, and all regulations promulgated thereunder, (2) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended, and all regulations promulgated thereunder, (3) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), as amended, and all regulations promulgated thereunder, (4) the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq. as amended, and regulations promulgated thereunder, (5) the Clean Air Act (42 U.S.C. Section 7401, et seq.), as amended, and all regulations promulgated thereunder, (6) the Federal Water Pollution Control Act (33 U.S.C. Section 125 1, et seq.), as amended, and all regulations promulgated thereunder, and (7) the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.), as amended, and all regulations promulgated thereunder, and (d) "Release" means the actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, dumping, migration of Hazardous Substances on or from the Premises or adjacent property, or disposing of Hazardous Substances into the environment.

                     ARTICLE XIII: FIXTURES AND ALTERATIONS

         13.1 ALTERATIONS. Tenant shall not make any physical alterations in the Premises or any of the fixtures located therein or install or cause to be installed any trade fixtures, exterior signs, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the Improvements front without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall present to Landlord plans and specifications for the installation of any improvements or fixtures at the time approval is sought from Landlord. Any physical change and all rearrangements which are made by Tenant with the approval of Landlord shall be made at Tenant's expense. Such alterations, decorations, additions and improvements shall not be removed from the Premises. Upon expiration of this Lease all such alterations, decorations, additions and Improvements shall at once become the Property of Landlord. At Lease expiration, Tenant shall be responsible for removing any logo lettering on the glass door and/or windows of the unit.

         13.2 CONDITIONS AND LIMITATIONS. Landlord may impose as a condition to granting any consent required by Section 13.1, such requirements, restrictions and limitations as Landlord may deem necessary in Landlord's sole discretion, including without limitation, the manner in which the work is done, the contractors by whom it is performed, and the time during which the work is accomplished.

         13.3 CONTRACTORS AND MATERIALMEN. If any fixtures, alterations or improvements are allowed by Landlord, Tenant shall promptly pay all contracts and materialmen, so as to eliminate the possibility of a lien attaching to the Improvements or the Land, and should any such lien be made or filed by reason of any fault of Tenant, Tenant shall bond against or discharge the same within ten
(10) days after written request by Landlord. Landlord shall have the right, but not the obligation, to pay and discharge any such lien that attaches to the Premises and Tenant shall reimburse Landlord for any such sums paid together with interest at the rate of eighteen percent (18%) within thirty (30) days after written demand by Landlord.

                       ARTICLE XIV: DAMAGE OR DESTRUCTION

         14.1 LANDLORD TO REPAIR IMPROVEMENT. Subject to the provisions of Sections 11.1; 14.2 and 14.3, if during the term of this Lease any of the Improvements are damaged or destroyed by fire or other casualty, Landlord shall repair or restore the Improvements. The work of repair or restoration, which shall be completed with due diligence, shall be commenced within a reasonable time after the damage or loss occurs. To the extent that such damage or destruction interferes with Tenant's ability to use the Premises, as determined by Landlord, rent shall be abated after the damage or destruction of the Improvements until the repair or restoration of the Improvements has been completed. Tenant shall have the right to terminate this Lease if the effects of delayed repair has potential to impair success of Tenant's business.

         14.2 LANDLORD'S OPTION TO TERMINATE LEASE. Notwithstanding anything to the contrary in this Article XIV, in the event that any of the Improvements

Landlord shall have the right to terminate this Lease, which termination shall be deemed to be effective as of the date of such casualty, upon the occurrence of any of the following events:

         (a)  Insurance   proceeds  payable  with  respect  to  such  damage  or
destruction are not sufficient to pay for the repair and/or restoration of the Improvements;

         (b) Repair and restoration of the Improvements cannot be completed within sixty (60) days after the occurrence of the casualty causing such damage or destruction;

         (c)More than thirty percent (30%) of the Improvements have been damaged or destroyed by such casualty.

         Landlord's option to terminate the Lease pursuant to the provisions of this Section 14.2 must be exercised within thirty (30) days of the date of the casualty causing such damage or destruction by written notice from Landlord to Tenant. In the event that Landlord elects to terminate the Lease pursuant to this Section 14.2, Tenant shall immediately surrender possession of the Premises to Landlord and shall assign to landlord (or if the same has already been received by Tenant, pay to Landlord) all of Tenant's right, title, and interest in and to the insurance proceeds payable with respect to the Premises.

         14.3 TENANT'S OPTION TO TERMINATE LEASE. If no default by Tenant under this Lease has occurred and is then continuing and if no event has occurred and is then continuing which, with the giving of notice or lapse of time, or both, would become such a default, Tenant shall, if the Improvements are damaged or destroyed by fire or other casualty and repair or restoration of the Improvements cannot be completed within sixty (60) days following the occurrence of the casualty causing such damage or destruction, have the option of terminating this Lease by written notice to Landlord, which termination shall be deemed to be effective as of the date of the casualty. Tenant's option to terminate the Lease pursuant to the provisions of this Section 14.3 must be exercised within thirty (30) days of the date of the casualty causing such damage or destruction. In the event that Tenant elects to terminate this Lease pursuant to this Section 14.3, Tenant shall immediately surrender possession of the Premises to Landlord and shall assign to landlord (or if the same has already been received by Tenant, pay to Landlord) all of Tenant' a right, title, and interest in and to the insurance proceeds payable with respect to the Premises.

                            ARTICLE XV: CONDEMNATION

         If all or any part of the Premises is taken or appropriated for public or quasi-public use by right of eminent domain with or without litigation or transferred by agreement in connection with such public or quasi-public use, Landlord and Tenant shall each have the right within thirty (30) days of receipt of notice of taking, to terminate this Lease on of the date possession is taken by the condemning authority; provided, however, that before Tenant may terminate this Lease by reason of taking or appropriation, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Tenant's use of the Premises. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the award or any portion thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant, for the interruption of or damage to Tenant's business and for Tenant's unamortized cost of leasehold improvements. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in the proportion which the part of the Premises so made unusable bears to the rented area of the Premises immediately prior to the taking. No temporary taking of the Premises or Tenant's right therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of rent thereunder, and any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant, and Landlord shall not be entitled to any portion thereof.

                     ARTICLE XVI: ASSIGNMENT AND SUBLETTING

         16.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, either voluntarily or involuntarily by operation of law or otherwise, and Tenant shall not sublet the Premises or any part thereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be void and shall constitute a breach of this Lease, such consent shall not be unreasonably withheld.

         16.2 NO RELEASE OF TENANT. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. The acceptance of rent by Landlord from any other person or legal entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

         16.3 INCREASED EXPENSES. Tenant shall pay Landlord the amounts of any increase in costs or expenses incident to the occupancy of the Premises by such assignee or subtenant, including but not limited to, reasonable attorney's fees incurred in connection with giving such consent.

              ARTICLE XVII: SUBORDINATION, ATTORNMENT AND ESTOPPEL

                                  CERTIFICATES

         17.1 SUBORDINATION. This Lease at Landlord's option shall be subject and subordinate to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Premises, the Improvements, or on or against Landlord's interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding anything to the contrary in this Article XVII, this Lease shall remain in full force and effect for the full term hereof, including any extensions, so long as Tenant is not in default hereunder.

         17.2 SUBORDINATION AGREEMENT. Tenant shall execute and deliver upon demand without charge therefore, such further instruments evidencing such subordination of this Lease to the lien of any such mortgages or deeds of trust as may be required by Landlord.

         17.3 ATTORNMENT. In the event of any foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises or the Building, Tenant shall attorn to the purchaser upon any such foreclosure or ale and recognize such purchaser as the Landlord under this Lease, provided said purchaser expressly agrees in writing to be bound by the terms of this Lease.

         17.4 ESTOPPEL CERTIFICATES. Tenant shall, from, time to time and within thirty (30) days from receipt of prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, (b) certifying that the Lease and any modifications of this Lease constitute the entire agreement between Landlord and Tenant with respect to the Premises and, except as set forth in this Lease and any modification of this Lease, Tenant does not claim any right, title, or interest in or to the Promises or any part thereof, (c) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (d) certifying such other matters with respect to the Lease. and/or the Premises as Landlord may reasonably request.

         17.5 FAILURE TO DELIVER CERTIFICATE. If Tenant fails to deliver such statement within the time period referred to in Section 17.4 above, it shall be deemed conclusive upon Tenant that the (a) this Lease is unmodified and in full force and effect, (b) this Lease constitutes the. entire agreement between Landlord and Tenant with respect to the Promises and, except as set forth in this Lease, Tenant does not claim any right, title, or interest in or to the Premises, or any pad thereof, (c) there are no uncured defaults in Landlord's performance of Landlord's obligations under this Lease, and (d) not more than one month's Monthly Base Rent has been paid in advance.

         17.6 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities to Tenant which accrue after such sale or conveyance on the part of Landlord, provided that any funds in the possession of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor Landlord. This Lease shall not be affected by any such sale or transfer and Tenant shall attorn to the purchaser or other transferee provided that all of Landlord's obligations accruing hereunder from and after such sale or transfer are assumed in writing by such purchaser or transferee.

         18.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                  (a) Any failure by Tenant to pay the Monthly Base Rent, or any other monetary sums required to be paid under this Lease, where such failure continues for five (5) days after written notice thereof by Landlord to Tenant;

                  (b) Any material false statement made by Tenant to Landlord or its agents in any document delivered to Landlord in connection with the negotiation of this Lease.

                  (c)     The abandonment or vacation of the Premises by Tenant;

                  (d) A failure by Tenant to observe and perform any other term, covenant or condition of this Lease to be observed or performed, by Tenant, whom such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the default cannot reasonably be cured within the thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within the thirty (30) day period commence action to cure the default and thereafter diligently prosecute the same to completion;

                  (e) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         19.2 NONEXCLUSIVE REMEDIES. In the event of any such material default or breach by Tenant Landlord shall have, in addition to any other remedies provided in this Lease, the following nonexclusive remedies:

                  (a) At Landlord's option and without waiving any default by Tenant, Landlord shall have the right to continue this Lease in full force and effect and to collect all Monthly Base Rent, and any other amounts to be paid by Tenant under this Lease as and when due. During any period that Tenant is in default, Landlord shall have the right, pursuant to legal proceedings or pursuant to any notice provided for by law, to enter and take possession of the Premises, without terminating this Lease, for the purpose of reletting the Premises or any part thereof and making any alterations and repairs that may he necessary or desirable in connection with such reletting. Any such relating or relettings may be for such term or terms (including periods that exceed the balance of the term of this Lease), and upon such other terms, covenants and conditions as Landlord may in Landlord's sole discretion deem advisable. Upon each and any such reletting, the rent or rents received by Landlord from such reletting shall be applied as follows: (1) to the payment of any indebtedness (other than rent) due hereunder from Tenant to Landlord; (2) to the payment of costs and expenses of such reletting, including brokerage fees, reasonable attorney's fees, court costs, and costs of any alterations or repairs;
         (3) to the payment of any Monthly Base Rent and any other amounts due and unpaid hereunder, and (4) the residue, if any, shall be held by Landlord and applied in payment of future Monthly Base Rent and any other amounts as they become due and payable hereunder. If the rent or rents received during any month and applied as provided above shall be insufficient to cover all such amounts including the Monthly Base Rent and any other amounts to be paid by Tenant pursuant to this Lease for such month, Tenant shall pay to Landlord any deficiency; such deficiencies shall be calculated and paid monthly. No entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord gives written notice of such election to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting by Landlord without termination, Landlord may at any time thereafter terminate this Lease for such previous default by giving written notice thereof to Tenant.

                  (b) Terminate Tenant's right to possession by notice to Tenant, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation the following: (1) all unpaid rent which has been earned at the time of such termination plus (2) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (3) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or in addition to or in lieu of the foregoing such damages as may be permitted from time to time under applicable State law. Upon any such reentry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in Landlord's sole discretion deems reasonable and necessary.

                         ARTICLE XIV: ENTRY BY LANDLORD

         Landlord shall, during the term of this Lease, have the right to enter the Premises at reasonable times and upon reasonable notice to Tenant, to inspect or to show to prospective tenants or purchasers, or to make necessary repairs. For purposes of this section, twenty-four (24) hours is deemed to be reasonable notice. In the event of an emergency, however, Landlord shall not be required to give Tenant such notice, provided that Landlord furnishes Tenant with the reason for the emergency entry within three days of such entry.

                              ARTICLE XX: INDEMNITY

         Tenant shall indemnify and hold Landlord harmless from any and all claims of liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or any part thereof during the term of this Lease. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of Tenant's agents, contractors, employees, licensees or invitees and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Tenant shall not, however, be liable for damage or injury occasioned by the negligence, intentional acts, or omissions of Landlord and Landlord's designated agents or employees. Tenant's obligations under this Article XX shall survive the expiration or other termination of this Lease.

                             ARTICLE XXI: SURRENDER

         21.1 SURRENDER. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, together with the Improvements and all other property affixed to the Promises, excluding Tenant's equipment and fixtures, in good order and condition, ordinary wear and tear excepted. Tenant shall, prior to the expiration or other termination of this Lease remove all personal property belonging to Tenant and failing to do, Landlord may cause all of said personal property to be removed at the cost and expense of Tenant. Tenant's obligation to observe and perform this covenant shall survive the expiration or other termination of this Lease. In the alternative, Landlord may, at Landlord's option, treat any and all items not removed by Tenant on or before the date of expiration or of the termination of this Lease as having been relinquished by Tenant and such items shall become the property of Landlord with the same force and effect as if Tenant had never owned or otherwise had any interest in such items.

         21.2 HAZARDOUS SUBSTANCES. No spill, deposit, emission, leakage or other release of Hazardous Substance in the soils, groundwaters or waters shall be deemed to result in either (a) wear and tear that would be normal for the term of the Lease; or (b) a casualty to the Premises. Tenant shall be responsible to promptly and completely cleanup any Release occurring on the Premises during the term of the Lease which directly results form the actions of Tenant or its employees or authorized agents. Tenant shall surrender the Premises free of any contamination or other damage caused by such a Release during the term of the Lease. Tenant's obligation to cleanup the Premises pursuant to the provisions of this Article XXI shall survive the expiration or other termination of this Lease.

                        ARTICLE XXII: OPTION TO PURCHASE

         22.      Intentionally Deleted.

                          ARTICLE XXIII: MISCELLANEOUS

         23.1 SIGNS. Tenant, at its own cost, may place and maintain a sign advertising Tenant's business in the window of the Premises so long as the sign complies with the rules and regulations of the Condominium Owners' Association for the Premises.

         23.2 PARKING SPACE. Tenant shall be entitled to the use of 13 unreserved parking spaces appurtenant to the Premises for the benefit of Tenant, its employees, agents, and invitee for the Term of the Lease.

         23.3 ENTIRE AGREEMENT. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. All prior or contemporaneous oral agreements between and among Landlord and Tenant and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

         23.4 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

         23.5 COSTS OF SUIT. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorney's fees whether or not such action is prosecuted to judgment.

         23.6 TIME AND REMEDIES. Time is of the essence of this Lease and every provision hereof. All rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

         23.7 BINDING EFFECT, SUCCESSORS AND CHOICE OF LAW. All time provisions of this Lease are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate Section of this Lease. Subject to any provisions restricting assignment or subletting by Tenant as set forth in Article XVI, all of the terms here-of shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

This Lease shall be governed by the laws of the State of Utah.

         23.8 WAIVER. No term, covenant or condition of this Lease shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any term, covenant or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any term, covenant or condition unless otherwise expressly agreed to by Landlord in writing.

         23.9 HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the term of this Lease, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case, rent and other sums due hereunder shall be payable at one hundred fifty percent (150 %) of the Monthly Base Rent in effect immediately prior to such holdover period.

         23.10 RECORDING. No copy of this Lease will be recorded on behalf of either party, but in lieu thereof, Landlord and Tenant agree that each will , upon the request of the other, execute, in recordable form, a 'short form' of the Lease, which "short form* shall contain a description of the premises, the term of the Lease, the parties to the Lease. The 'short form' of the Lease shall not modify the terms of the Lease or be used in interpreting the Lease and in the event of any inconsistency between this Lease and the "short form* of the Lease, the terms and conditions of this Lease shall control.

         23.11 REASONABLE CONSENT. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as am reserved to such party under this Lease.

         23.12 NOTICE. Any notice required to be given under this Lease shall be given in writing and shall be delivered in person or by registered or certified mail, postage prepaid, and addressed to the addresses for Landlord and Tenant ad forth above. Such notice shall be deemed delivered when personally delivered or upon deposit of the notice in the United States mail in the manner provided above.

         23.13 NO PARTNERSHIP. Landlord does not, as a result of entering into this Lease, in any way or for any purpose become partner of Tenant in the conduct of Tenant's business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

         23.14 EXHIBITS AND/OR ADDENDUMS. There shall be an Exhibit or Addendum A attached to this Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:                                   TENANT: The Great Western Mint, Inc.


BY: /S/ A. BLAINE SMITH                     BY: /S/ EUGENE PANKRATZ
   -----------------------                     -------------------------
         BLAINE SMITH                       ITS:     PRESIDENT



         Tenant is a corporation, each individual executing this lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of the corporation or in accordance with the By-Laws of the corporation, and that this lease is binding upon said corporation in accordance with its terms.

                    CORPORATE GUARANTEE OF LEASE OBLIGATIONS

For value received, the receipt of which is hereby acknowledged, and in consideration of executing this lease of the premises,

I/We, the undersigned, hereby execute this Corporate Guarantee, wherein Liberty Mint, LTD, a Colorado corporation does hereby guarantee all obligations with regard to this lease both monetary and non- manetary. This Guarantee shall not be affected or prejudiced by any extension of time, payment agreement or other indulgence granted to tenant, or by agreement affecting said obligations under the Lease, and the undersigned hereby waives notice of all the aforesaid. In the event that it becomes necessary to institute collection proceedings on this Guarantee, Liberty Mint, LTD hereby agrees to pay any and all collection costs incurred including court costs and attorneys fees along with accrued interest.

Guarantor: LIBERTY MINT, LTD


BY:      /S/   DAN SOUTHWICK
   ----------------------------------
ITS:          PRESIDENT

                               LEASE ADDENDUM "A"

     This Lease Addendum is entered into effective October 6, 1999, regarding the "Lease Agreement" dated October 6, 1999 between The Great Western Mint, Inc. as Tenant and A. Blaine Smith as Landlord, pursuant to the office/warehouse at 975 North 1430 West, Orem, Utah.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, notwithstanding anything to the contrary, it is hereby agreed that the Landlord shall provide at Landlord's expense, the following tenant improvements to the leased premises:

              1. Any electrical work after occupancy of building to be paid for by tenant, including 277/480Y Voltage. 2. Change hinges on front door from right to left side. Cost of $600.00. This cost to be split 1/2 each. 3. Cost of building press and safe room in warehouse area to be split 1/2 each: tenant & landlord. This area to be considered warehouse area for purpose of rental at $0.45

Signed effective the October 6, 1999.


      /S/ EUGENE H. PANKRATZ
------------------------------------
Landlord, A. Blaine Smith



     /S/ A. BLAINE SMITH
------------------------------------

LEASE ADDENDUM "B"

     This Lease Addendum is entered into effective December 20, 1999, regarding the "Lease Agreement" dated October 6, 1999 between The Great Western Mint, Inc. as Tenant, and A. Blaine Smith as Landlord, pursuant to the office/warehouse at 975 North 1430 West, Orem, Utah.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, notwithstanding anything to the contrary, it is hereby agreed that the first year base lease amount shall be $ 4,546.00 per month. This is based on the following formula:

Tenant Improvements (paid by Tenant)             $ 45,340 (including electrical)
less Landlord share of back room                -   2,250
less Tenant deposit paid                        -   7,500
PLUS TENANT CARPET UPGRADE                       +  1,645
                                                ----------
Total                                             $37,235
PLUS 2 POINTS FOR FINANCING                           745
                                                ----------

     Total                              $37,980 @ 9% for 36 months = $ 1,208
     PLUS ORIGINAL LEASE AMOUNT                                      $ 3,338
                                                                     -------
     new Monthly Base Rent                                           $ 4,546

An electrical charge of $12,185 is included above. If the actual electrical charge is more or less than $12,185, the new Monthly Base Rent amount shall be adjusted according to the above formula proportionately.

Signed effective the December 20, 1999.



      /S/   A. BLAINE SMITH
-----------------------------------
Landlord, A. Blaine Smith



     /S/    EUGENE PANKRATZ
-----------------------------------
Tenant, The Great Western Mint, Inc.
by Gene PanKratz, President